CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated September 29, 2025, relating to the financial statements and financial highlights of Abacus FCF Leaders ETF (formerly FCF US Quality ETF), Abacus FCF International Leaders ETF (formerly FCF International Quality ETF), Abacus Flexible Bond Leaders ETF (formerly Abacus Tactical High Yield ETF and formerly Donoghue Forlines Tactical High Yield ETF), Abacus FCF Innovation Leaders ETF (formerly Donoghue Forlines Innovation ETF), Abacus FCF Real Assets Leaders ETF (formerly Donoghue Forlines Yield Enhanced Real Asset ETF) and Abacus FCF Small Cap Leaders ETF, each a series of Abacus FCF ETF Trust, which are included in Form N-CSR and to the references to our firm under the headings “Other Service Providers” and “Financial Highlights” in the Prospectus, and “Accounting and Legal Service Providers” in the Statement of Additional Information.

/s/ Cohen & Company, Ltd.
COHEN & COMPANY, LTD.
Philadelphia, Pennsylvania
November 26, 2025